SMITH BARNEY INVESTMENT FUNDS, INC.

SMITH BARNEY SMALL CAP GROWTH FUND


Sub-Item 77D

Registrant incorporates by reference Registrant's
Supplement to the Statement of Additional Information dated July 19,2005 filed on July 19,2005.
(Accession No. 0001193125-05-144592)